Exhibit 10.2

STOCKHOLDERS AGREEMENT

by and among

SEVENTY SEVEN ENERGY INC.

and

THE OTHER PARTIES TO THIS AGREEMENT

Dated as of August 1, 2016

i

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of August 1, 2016, is entered into by and among (i) Seventy Seven Energy Inc., a Delaware corporation (the “Company”), (ii) Blue Mountain Credit Alternatives Master Fund L.P., a Cayman Islands exempted limited partnership, BlueMountain Timberline Ltd., a Cayman Islands exempted limited company, BlueMountain Montenvers Master Fund SCA SICAV-SIF, a Luxembourg investment company with variable capital organized as a specialized investment fund in the form of a corporate partnership limited by shares under the laws of Luxembourg, BlueMountain Logan Opportunities Master Fund L.P., a Cayman Islands exempted limited partnership, BlueMountain Guadalupe Peak Fund L.P., a Delaware limited partnership, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BlueMountain Kicking Horse Fund L.P., a Cayman Islands exempted limited partnership and BlueMountain Summit Trading L.P., a Delaware limited partnership (collectively, “Blue Mountain”), (iii) Axar Master Fund Ltd, a Cayman Islands exempted company and Star V Partners LLC, a Tennessee limited liability company (collectively, “Axar”), and (iii) Mudrick Distressed Opportunity Fund Global, LP, a Cayman Islands limited partnership, Blackwell Partners LLC – Series A, a Georgia limited liability company, Boston Patriot Batterymarch St LLC, a Massachusetts limited liability company, Mudrick Distressed Opportunity Specialty Fund, LP, a Delaware limited partnership, Mudrick Distressed Energy Co-Investment Fund, LP, a Cayman Islands limited partnership and Mudrick Distressed Opportunity Drawdown Fund, LP, a Delaware limited partnership (collectively, “Mudrick”). Blue Mountain, Axar and Mudrick are, collectively, the “Holders” and, individually, each a “Holder.”

Pursuant to, and in consideration of the obligations of the Company and the Holders under the Plan (as hereinafter defined), the premises, mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows effective as of the Effective Date (as herein defined):

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

“Act of Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (a) such Person files a voluntary petition in bankruptcy or files any petition or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the United States Bankruptcy Reform Act of 1978 (the “Bankruptcy Code”) or any present or future applicable federal, state or other statute or Law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within 20 days, after entry of such order, judgment or decree); (b) such Person admits in writing its inability to pay its debts as they mature or is generally not paying its debts as they become due; or (c) such Person makes a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise; provided, however, that (i) for the avoidance of doubt no Holder shall be deemed an affiliate of any other Holder solely on account of ownership of securities of the Company or being party to this Agreement, and no Holder shall be deemed an affiliate of the Company solely on account of being party to this Agreement and (ii) for purposes of this Agreement, all Holders comprising Blue Mountain shall be deemed Affiliates of each other, all Holders comprising Axar shall be deemed Affiliates of each other and all Holders comprising Mudrick shall be deemed Affiliates of each other.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Arbitration Rules” shall have the meaning set forth in Section 8.2.1.

“Arbitrator” shall have the meaning set forth in Section 8.2.2.

“Axar” shall have the meaning set forth in the introductory paragraph hereof.

“Axar Designee” shall have the meaning set forth in Section 2.1.2(b).

“Bankruptcy Code” means chapter 11 of title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Blue Mountain” shall have the meaning set forth in the introductory paragraph hereof.

“Blue Mountain Designees” shall have the meaning set forth in Section 2.1.2(a).

“Board” means the board of directors of the Company.

“Board Deficit” shall have the meaning set forth in Section 6.2.

“Board Observer” shall have the meaning set forth in Section 2.1.8(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

“Bylaws” means the By-Laws of the Company, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalents” means, without duplication, Common Stock and any warrants, options, securities, Indebtedness or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock whether exercisable, convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Company Competitor” means the Persons, together with their respective Subsidiaries, set forth on Schedule I attached hereto, as may be amended from time to time by the Board (i) to add any other Person that is reasonably determined by a majority of the members of the Board to be a competitor of the Company or any of its Subsidiaries in any material respect or (ii) to remove any Person then listed on Schedule I that is reasonably determined by a majority of the members of the Board to be no longer a competitor of the Company or any of its Subsidiaries in any material respect; provided, however, that for purposes of this Agreement no Person (nor any of its respective Affiliates other than those Persons expressly listed on Schedule I and such listed Company Competitor’s Subsidiaries) shall be deemed a Company Competitor solely due to its direct or indirect investment (through a portfolio company or otherwise) in a Person set forth on Schedule I or its Subsidiaries, provided that such investment does not exceed 25% of the Equity Interests in such Person; provided, further, that nothing in this Agreement shall be deemed to prevent any Person that becomes a Holder as a result of issuances of Common Stock or warrants in accordance with the Plan from receiving and owning such shares of Common Stock.

“Contracting Parties” shall have the meaning set forth in Section 8.8.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan, as entered on July 14, 2016.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Date” shall have the meaning given to such term in the Plan.

“Entitled Holder” shall have the meaning set forth in Section 3.1.2.

“Equity Interest” means, with respect to any Person, any and all securities, shares, interests, participations or other equivalents, including (i) if such Person is a limited liability company, membership interests (however designated, whether voting or nonvoting) in such limited liability company and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such limited liability company, and (ii) if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership.

“Equity Securities” means common stock or other equity securities or Equity Interest, including any security, bond, note, Indebtedness, warrant, option or other right or instrument exercisable for or exchangeable or convertible into such equity securities or Equity Interest, including, in the case of the Company, Common Stock and Common Stock Equivalents.

“Excess Shares” shall have the meaning set forth in Section 3.1.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exempt Issuances” shall have the meaning set forth in Section 3.1.7.

“Exit Facility Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 1, 2016, as amended, restated, supplemented, waived, replaced or otherwise modified from time to time, that will govern the Company’s $100 million credit facility.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.

“Holder” and “Holders” shall have the meanings set forth in the introductory paragraph hereof.

“Holder Consent” means (a) for so long as the Holder Ownership Percentage of Blue Mountain equals or exceeds 150% of the Holder Ownership Percentage of each of Axar and Mudrick, the prior written approval of (i) Blue Mountain and (ii) at least one of Axar or Mudrick; (b) if the Holder Ownership Percentage of Axar or Mudrick equals or exceeds 150% of the Holder Ownership Percentage of each of the other Holders then party to this Agreement, the prior written approval of (i) such Holder whose Holder Ownership Percentage equals or exceeds 150% of the Holder Ownership Percentage of each of the other Holders then party to this Agreement and (ii) at least one of the other Holders then party to this Agreement; (c) if there are only two (2) Holders then having rights under this Agreement as a Holder (after giving effect to Section 7.2), the prior written approval of Holders holding at least 82% of the issued and outstanding Common Stock held by all Holders then having rights under this Agreement as a Holder; provided, that, for purposes of this clause (c), if a Holder (giving effect to Section 8.9(a)) holds a number of shares of Common Stock equal to or great than the number of shares of Common Stock acquired by Mudrick pursuant to the Plan, the prior written approval of such Holder shall be required to achieve a Holder Consent under this clause (c) regardless of the 82% threshold referred to above; or (d) if (a), (b) and (c) are not applicable, the prior written approval of two or more Holders holding, in the aggregate, a majority of the issued and outstanding Common Stock held by all Holders.

“Holder Designees” means the Blue Mountain Designees, the Axar Designee and the Mudrick Designee.

“Holder Non-Equity PS Ownership Percentage” means a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock held by a specified Holder at such time, and the denominator of which is the total number of issued and outstanding shares of Common Stock held by all Holders at such time.

“Holder Ownership Percentage” means a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock held by a specified Holder at such time, and the denominator of which is the total number of issued and outstanding shares of Common Stock at such time.

“Identified Person” shall have the meaning set forth in Section 9.1.1.

“Indebtedness” means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) incurred or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), (iii) evidenced by notes, bonds, debentures or other similar instruments, (iv) pursuant to conditional sale obligations and title retention agreements (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), (v) constituting Capitalized Lease Obligations, (vi) for the reimbursement of any obligor on any banker’s acceptance, letter of credit or similar credit transaction, (vii) for Indebtedness of others guaranteed by such Person to the extent of such guarantee, (viii) for Interest Swap Obligations and Currency Agreements and (ix) for Indebtedness of any other Person of the type referred to in clauses (i) through (viii) of this definition which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured to the extent of such security interest. The amount of Indebtedness of any Person at any date shall be (A) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and (B) with respect to all contingent obligations described above, the maximum liability as of such date of such Person for any guarantees of Indebtedness for borrowed money of any other Person and the amount required under GAAP to be accrued with respect to any other contingent obligation.

“Independent Director” means a member of the Board who is independent and disinterested, does not have any material business or close personal relationships, or any history of any material business or close personal relationships with any or all of the Company, its Subsidiaries or its stockholders and otherwise satisfies the corporate governance requirements with respect to “independent directors” of any national securities exchange on which shares of Common Stock do, or are expected to, trade.

“Initial Board Members” means the following seven persons Jerry L. Winchester, Victor Danh, Andrew Axelrod, Doug Wall, David King, Edward J. Dipalo and Steven Hinchman; provided, that in the event that Jerry L. Winchester ceases to be the Chief Executive Officer of the Company, then Jerry L. Winchester shall be replaced by the successor Chief Executive Officer of the Company in this definition of the Initial Board Members.

“Interest Swap Obligations” means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

“Issuance Notice” shall have the meaning set forth in Section 3.1.2.

“Listing Request” shall have the meaning set forth in Section 6.1.

“MIP” means any management incentive plan approved by the Board pursuant to which Common Stock or Common Stock Equivalents may be issued to employees, officers and/or directors of the Company and its Subsidiaries as incentive compensation.

“Mudrick” shall have the meaning set forth in the introductory paragraph hereof.

“Mudrick Designee” shall have the meaning set forth in Section 2.1.2(c).

“NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotation (and any successor thereto).

“Non-Party Affiliates” shall have the meaning set forth in Section 8.8.

“NYSE” means the New York Stock Exchange.

“Opportunity” shall have the meaning set forth in Section 9.1.1.

“Person” or “person” means any individual, firm, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Plan” means the Joint Prepackaged Chapter 11 Plan of Reorganization of Seventy Seven Finance Inc. and its Affiliated Debtors Debtor, Case No. 16-11409-LSS in the Bankruptcy Court.

“Preemptive Debt Securities” means any bonds, debentures, notes, or other similar evidences of indebtedness commonly known as “securities,” secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Preemptive Ratio” shall have the meaning set forth in Section 3.1.2.

“Preemptive Shares” shall have the meaning set forth in Section 3.1.2.

“Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to a registration statement effective under the Securities Act after the Effective Date covering a sale of shares of Common Stock to the public.

“Qualified Pledge” means a bona fide pledge of Common Stock or other Equity Securities in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions which has entered into such transaction in the ordinary course of such business.

“Qualified Public Offering” means the first underwritten public offering of Common Stock by the Company pursuant to a registration statement effective under the Securities Act after the Effective Date covering a sale of shares of Common Stock to the public (i) that results in shares of Common Stock being (or immediately following which the shares of Common Stock are) listed on a national securities exchange or quoted on NASDAQ, and (ii) with respect to which the gross proceeds to the Company (before deducting expenses and underwriters discounts and commissions) are equal to or greater than $50 million.

“Related Companies” shall have the meaning set forth in Section 9.1.3.

“Replacement Nominee” shall have the meaning set forth in Section 2.1.3(c)(i).

“Requesting Holder” shall have the meaning set forth in Section 6.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Subsidiary” of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

“Subsidiary Governing Body” shall have the meaning set forth in Section 2.1.10.

“Transfer” means, when used as a verb, to sell, transfer, assign, convey or otherwise dispose, and when used as a noun, any direct or indirect sale, transfer, assignment, conveyance or other disposition, including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily; provided, that (i) no Transfer of shares of Common Stock or other securities shall be deemed to have occurred as a result of the entry into, modification of or existence of any Qualified Pledge until such time as the pledgee commences any action to foreclose upon such shares of Common Stock or other securities, or any shares of Common Stock or other securities are delivered upon settlement or termination of such Qualified Pledge (whichever occurs first); (ii) with respect to any Holder that is a widely held “investment company” as defined in the Investment Company Act of 1940, as amended, or any publicly traded company whose securities are registered under the Exchange Act, a sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of ownership interests in such investment company or publicly traded company shall not be deemed a Transfer; and (iii) with respect to any Holder that is a private equity fund, hedge fund or similar vehicle, any Transfer of limited partnership or other similar non-controlling interests in any entity which is a pooled investment vehicle holding other material investments and which is an equityholder (directly or indirectly) of a Holder, or the change in control of any general partner, manager or similar person of such entity, will not be deemed to be a Transfer for purposes hereof.

Section 1.2 Other Definitional and Interpretive Matters. For purposes of this Agreement, the following rules shall apply:

1.2.1 Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

1.2.2 Dollars. Any reference in this Agreement to “$” shall mean U.S. dollars.

1.2.3 Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

1.2.4 Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

1.2.5 Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

1.2.6 Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

1.2.7 Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

1.2.8 Successor Laws. Any reference to any law or code section thereof will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

1.2.9 Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2.9 is intended to authorize any assignment or other Transfer not otherwise permitted by this Agreement.

1.2.10 Joint Drafting. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party). Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties hereto; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

ARTICLE 2

MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

Section 2.1 Board.

2.1.1 Initial Board Representation. As of the Effective Date the Board consists of the Initial Board Members.

2.1.2 Board Representation; Number of Directors. From and after the Effective Date the Board shall consist of individuals who may be designated for election from time to time in the following manner subject to Section 2.1.4(b):

(a) until such time as the rights of Blue Mountain are reduced or terminated or reduced in accordance with Section 2.1.5, Blue Mountain shall be entitled to designate for nomination for election to the Board up to two (2) members of the Board (the “Blue Mountain Designees”), who shall initially be Edward J. Dipalo and Steven Hinchman;

(b) until such time as the rights of Axar are terminated in accordance with Section 2.1.5, Axar shall be entitled to designate for nomination for election to the Board one (1) member of the Board (the “Axar Designee”), who shall initially be Andrew Axelrod;

(c) until such time as the rights of Mudrick are terminated in accordance with Section 2.1.5, Mudrick shall be entitled to designate for nomination for election to the Board one (1) member of the Board (the “Mudrick Designee”), who shall initially be Victor Danh;

(d) the Board, or any nominating committee thereof, shall designate for nomination for election to the Board the Chief Executive Officer of the Company, who, as of the date hereof is Jerry L. Winchester;

(e) the Board, or any nominating committee thereof, shall designate for nomination for election to the Board two (2) members of the Board, who shall initially be David King and Doug Wall.

Members of the Board designated pursuant to this Section 2.1.2 or appointed to fill a vacancy by a Holder as provided in Section 2.1.3(c) shall be referred to as the “Board Designees.” For so long as any Holder is entitled to designate persons for nomination for election to the Board pursuant to this Article 2, the whole Board shall consist of seven (7) directors unless a different number is approved by Holder Consent.

2.1.3 Board Elections; Removal; Board Vacancies.

(a) Board Elections. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause the Board Designees to be nominated and submitted to the stockholders of the Company for election to the Board, or appointed to the Board by the remaining members of the Board, as provided in Section 2.1.3(c) or Section 2.1.4. The parties hereto agree that, when considering any Board Designee for nomination or approval for nomination to the Board or any nominating committee thereof shall take into account the same criteria (applying such criteria consistently with the Board’s and any such nominating committee’s prior application of such criteria) and use substantially the same procedures as the Board and any such nominating committee historically have considered and used in considering and vetting prior candidates for the Board, including the then-current members of the Board.

(b) Removal.

(i) In the case of a member of the Board designated pursuant to Section 2.1.2(a), Section 2.1.2(b) or Section 2.1.2(c), such individual may be removed by the Holder designating such member of the Board, with or without cause and subject to any limitations under the DGCL. Each proposal to remove from the Board any member thereof then-serving shall be made by delivering to the Company and the Board a written notice signed by the Holder who was entitled to designate such member of the Board under this Agreement and the removal of such individual from the Board shall be effective upon delivery of such notice to the Company and the Board.

(ii) If at any time a person serving as a member of the Board pursuant to Section 2.1.2(d) ceases to be the Chief Executive Officer of the Company, a majority of the remaining Board members then serving shall be entitled to remove such person as a member of the Board and fill such vacancy with a person then serving as the Chief Executive Officer.

(iii) Notwithstanding the foregoing, any director may be removed at any time in accordance with the Certificate of Incorporation and Bylaws, in each case, subject to the right of any Holder to appoint a Replacement Nominee in accordance with Section 2.1.3(c).

(c) Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, then:

(i) the Person(s) that initially designated such deceased, disabled, retired, resigning or removed director may designate another individual (the “Replacement Nominee”), in accordance with the applicable subsection of Section 2.1.2, to fill such vacancy and serve as a director on the Board by delivering to the Board a written notice signed by the party or parties entitled to such nomination or proposal and the remaining Board members shall appoint such Replacement Nominee to fill such vacancy; provided that, in the case of a member of the Board designated pursuant to Section 2.1.2(a), Section 2.1.2(b) or Section 2.1.2(c), if a Replacement Nominee is not provided by written notice to the Board within twenty (20) days after such individual has ceased to be a member of the Board then a majority of the remaining Board members then serving shall be entitled to fill such vacancy with an individual to serve in such capacity until the next meeting of stockholders of the Company at which directors or elected and such individuals successor has been elected and qualified; and

(ii) Any vacancy with respect to a person serving as a member of the Board pursuant to Section 2.1.2(d) shall be filled in accordance with the provisions of Section 2.1.3(b)(ii) or, if Section 2.1.3(b)(ii) is not applicable, a majority of the remaining Board members then serving shall be entitled to fill such vacancy with a person then serving as the Chief Executive Officer or, if no person is then serving as the Chief Executive Officer, with a person approved by such majority of the remaining Board members then serving.

2.1.4 Stockholder Meeting.

(a) At each annual meeting of the Company’s stockholders or any special meeting in lieu thereof at which the term of any Board Designee is to expire or prior to which there shall be less than the maximum number of Board Designees serving on the Board that any Holder is then entitled to designate pursuant to Section 2.1.2, such Holder shall be entitled to designate for nomination as a director the number of individuals necessary so that, if such designees are elected to the Board at such annual meeting or any special meeting in lieu thereof, the maximum number of Board Designees such Holder is entitled to designate pursuant to Section 2.1.2 shall be serving on the Board. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause each Board Designee so designated by any such Holder to be nominated for election to the Board at each annual meeting of the Company’s stockholders or any special meeting in lieu thereof. To the extent the Company’s proxy statement for any annual meeting of stockholders, or any special meeting in lieu thereof, includes a recommendation regarding the election of any other nominees to the Board, the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, include a recommendation of its Board that the stockholders also vote in favor of each Board Designee standing for election at such meeting.

(b) If any Board Designee has not been designated, or fails to agree to serve on the Board if elected or otherwise provide information reasonable requested by the Board including to determine such Board Designees qualification to serve on the Board and information regarding such Board Designee as required to be include in any proxy statement of the Company with respect to the election of directors, within such time periods as required by the Bylaws or otherwise established by the Board in good faith, then the Board shall not be required to appoint or nominate for election to the Board such Board Designee and shall be entitled to appoint or nominate for election to the Board a person approved by such majority of the Board members then serving.

2.1.5 Reduction; Termination of Rights. The rights of the Holders to designate directors under this Section 2.1 shall be reduced and terminate as follows:

(a) Upon the Holder Ownership Percentage of Blue Mountain being reduced to less than 15% but more than 5%, Blue Mountain’s right to designate two (2) members of the Board pursuant to Section 2.1.2(a) shall be reduced to the right to designate one (1) member of the Board; provided that the then current term of any Blue Mountain Designees then serving on the Board shall not be affected solely by the loss of such right by Blue Mountain.

(b) Upon the Holder Ownership Percentage of any Holder being reduced to less than 5%, such Holder’s right to designate Board Designees to the Board shall immediately expire; provided that the then current term of any Board Designee designated by such Holder shall not be affected solely by the loss of such right by such Holder.

2.1.6 Fees; Costs and Expenses. Except for Board Designees who are Independent Directors or as provided in the following sentence, no Board Designee shall receive an annual retainer, meeting fee or other consideration for serving on the Board (or committee thereof) or any board of directors of any Subsidiary of the Company. The Company will pay and reimburse each Board Designee for all reasonable out-of-pocket expenses incurred by such Board Designee in connection with his or her participation in (or attendance at) meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of the Subsidiaries of the Company.

2.1.7 Directors’ and Officers’ Insurance. The Company will purchase and will use its reasonable best efforts to maintain director and officer liability insurance with total limits of not less than $40 million and a self-insured retention of no greater than $1.5 million (or such greater amount of coverage or retention limit as may be approved by the Board) on behalf of any Person who is or was a member of the Board against any liability asserted against him or incurred by him in any capacity as such, whether or not the Company would have the power to indemnify him against that liability under the Certificate of Incorporation or Bylaws.

2.1.8 Board Observer.

(a) Each of Blue Mountain, Axar and Mudrick shall have the right to designate one non-voting observer to the Board (each, a “Board Observer”) for so long as it holds more than 5% of the issued and outstanding Common Stock.

(b) Subject to the provisions of this Section 2.1.8 each Board Observer shall have right to attend all meetings (including telephonically) of the Board, and the Company shall give the Board Observer copies of all notices, minutes, consents and other materials that it provides to the directors of the Board, it being understood that the rights of the Board Observer to receive such notices or materials or to attend such meetings shall be conditional upon the Company, the Board Observer and at least one of the Holders having rights pursuant to this Section 2.1.8 with respect to such Board Observer entering into a customary confidentiality and restriction on usage agreement in form and substance attached as Exhibit A or mutually acceptable to the Board and such Board Observer;

(c) Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, serve to waive the work product doctrine or any other similarly protective privilege or doctrine, or result in disclosure of trade secrets or a conflict of interest, in each case upon the affirmative vote of a majority of the members of the Board not affiliated with such Board Observer, acting in good faith.

(d) For the avoidance of doubt, the Board Observer shall not be permitted to vote at any meeting of the Board or be counted for purposes of determining whether there is a sufficient quorum for the Board to conduct its business. The Board Observer shall be reimbursed by the Company upon written request (including submission of reasonable documentation) for any reasonable out-of-pocket travel and other reasonable out-of-pocket expenses incurred in order to attend Board meetings.

(e) Each Board Observer shall cease to have any rights hereunder automatically on the date that the Holder appointing such Board Observer no longer has the right to designate a Board Observer pursuant to this Agreement. A person’s rights as a Board Observer may be terminated at any time by the Holder entitled to designate such Board Observer by delivering written notice of such termination to the Board.

(f) The Company shall make commercially reasonable efforts to include the Board Observer as an insured party under any of its directors and officers liability insurance policies.

2.1.9 No Conflicts. Neither the Company nor the Board shall take any action to cause the Bylaws or Certificate of Incorporation to conflict in any respect with the provisions of this Article 2, and if at any time the Bylaws or Certificate of Incorporation are determined to conflict in any manner with this Agreement or the rights of the Holders hereunder, then, subject to requirements under the DGCL, the Company and Board shall take such actions within their control to cause the Bylaws and/or the Certificate of

Incorporation, as applicable, not to conflict in any respect with the provisions of this Article 2, including amending the Bylaws or submitting an amendment to the Certificate of Incorporation to the stockholders of the Company for approval.

2.1.10 Subsidiary Governance. In the event any Subsidiary of the Company has any board of directors, board of managers or similar governing authority (a “Subsidiary Governing Body”), the Company shall take such action as necessary to cause such Subsidiary Governing Body to be comprised of not more than seven (7) persons and each of the Holder Designees to be appointed as a member of such Subsidiary Governing Body.

2.1.11 Quorum. Unless waived in writing as to a particular meeting by all Holder Designees then serving, five (5) directors shall constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting, a majority of the members of the Board present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 2.2 Actions Requiring Holder Consent.

2.2.1 From and after the Effective Date, the Company shall not, and, as applicable, shall not permit any Subsidiary of the Company to, take any of the following actions without Holder Consent:

(a) authorize or adopt any Preferred Stock Designation (as defined in the Certificate of Incorporation) or amend the Certificate of Incorporation to increase the authorized shares of Common Stock or authorize any other class or series or Equity Securities;

(b) issue any Equity Securities of the Company representing in the aggregate more than 10% of the shares of Common Stock issued pursuant to the Plan (as adjusted, if applicable to give effect to any stock dividend, stock split or reverse stock split), excluding (i) shares of Common Stock issued pursuant to Warrants (as defined in the Plan) issued pursuant to the Plan and (ii) Common Stock and Common Stock Equivalents (excluding Indebtedness) of the Company representing in the aggregate not more than 10% of the outstanding shares of Common Stock issued pursuant to MIPs approved by the Board;

(c) issue any Equity Security of any Subsidiary of the Company other than to another Subsidiary of the Company all of which Equity Securities are owned, directly or indirectly, by the Company;

(d) incur or become obligated (as a guarantor or otherwise) for any (i) Indebtedness under the Exit Facility Credit Agreement in excess of $275 million in the aggregate and (ii) Indebtedness (excluding any Indebtedness covered in clause (i)) in excess of $550 million in the aggregate;

(e) make any acquisition, by merger or consolidation, or by purchase of, or investments in, all or substantially all of the assets or stock of, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, in excess of $100 million per transaction or series of related transactions;

(f) consummate any merger, consolidation, sale (whether by a sale of Equity Securities, lease to a third party or disposition of all or substantially all of the assets) or other Transfer of the Company or any Subsidiary of the Company;

(g) dissolve or liquidate the Company or any Subsidiary of the Company, enter into any recapitalization or reorganization of the Company or any Subsidiary of the Company or commit any voluntary Act of Bankruptcy with respect to the Company or any Subsidiary of the Company;

(h) reincorporate or convert the Company into any entity other than a corporation or redomicile the Company into any jurisdiction other than Delaware;

(i) other than as required to comply with the rules and regulations of the NASDAQ, the NYSE or any other national securities exchange on which the Common Stock becomes listed, establish or grant any authority to any committee of the Board unless such committee is comprised solely of Board members and each Holder Designee is a member of such committee (with rights to appoint a successor to fill any vacancy of such Holder Designees position commensurate to such rights as applicable to the Board under this Agreement);

(j) subject to Section 2.2.2, authorize or adopt any amendment to the Bylaws or the Certificate of Incorporation; or

(k) enter into any agreement or other binding obligation to do any of the foregoing.

2.2.2 Neither the Company nor the Board shall (i) authorize or adopt any amendment to the Bylaws or the Certificate of Incorporation that would have the effect of adversely affecting any rights of any Holder under this Agreement without the prior written consent of such Holder or (ii) effect or authorize a Public Offering (including a Qualified Public Offering) prior to a Qualified Public Offering having been previously completed unless each Holder is afforded (or shall have waived) rights to acquire shares of Common Stock (as part of such Public offering or otherwise) commensurate with Article 3, mutadis mutandis, so that such Holder maintains its Holder Ownership Percentage as in effect immediately prior to such Public Offering immediately following such Public Offering.

ARTICLE 3

PREEMPTIVE RIGHTS

Section 3.1 Preemptive Rights.

3.1.1 The Board, subject to the Plan, the Certificate of Incorporation, the Bylaws, the preemptive rights provided for in Section 3.1.2 through Section 3.1.6, and the consent rights provided for in Section 2.2, shall have the authority to issue Common Stock or other Equity Securities of the Company to the Holders or any new stockholder in such amounts and at a purchase price per share of Common Stock or other Equity Security as the Board shall determine.

3.1.2 In the event the Board determines to issue Common Stock, other Equity Securities or Preemptive Debt Securities of the Company or any Subsidiary after obtaining Holder Consent as required by Section 2.2, to the extent applicable (the foregoing, collectively, the “Preemptive Shares”), except as provided in Section 3.1.7, the Board shall give each of the Holders (each such Holder, an “Entitled Holder”), written notice of such proposed issuance at least ten (10) days prior to the proposed issuance date (an “Issuance Notice”). The Issuance Notice shall specify the number and class of Preemptive Shares and the price (or a good faith range of the price if the final price is not then determinable) at which such Preemptive Shares are proposed to be issued and the other material terms and conditions of such Preemptive Shares and of the issuance, including the proposed closing date. Subject to Section 3.1.7, each such Entitled Holder shall be entitled to purchase, at the price (provided that if a range is provided in the Issuance Notice then each Entitled Holder shall be entitled to condition such participation to within a specified price range and/or reserve all rights to elect not to participate upon the final determination of such price) and on the other terms and conditions specified in the Issuance Notice, up to a number of Preemptive Shares equal to (a) in the case of Equity Securities, (x) the number of Preemptive Shares proposed to be issued by the Company, multiplied by (y) their Holder Ownership Percentage immediately prior to the proposed issuance or (b) in the case of all other Preemptive Shares, (x) the number of Preemptive Shares proposed to be issued by the Company, multiplied by (y) their Holder Non-Equity PS Ownership Percentage immediately prior to the proposed issuance ((i) or (ii), as applicable, the “Preemptive Ratio”).

3.1.3 An Entitled Holder may exercise its rights under Section 3.1.2 by delivering written notice of its election to purchase such Preemptive Shares to the Board within five (5) days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of Preemptive Shares requested to be purchased by the an Entitled Holder submitting such notice) up to the maximum amount determined pursuant to the final sentence of Section 3.1.2 above) by such Entitled Holder shall constitute a binding agreement of such Entitled Holder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Preemptive Shares specified in such Entitled Holder’s notice. If, at the end of such five (5) day period, any Entitled Holder has not exercised its right to purchase any of its Preemptive Ratio of such Preemptive Shares, such Entitled Holder shall be deemed to have waived all of its rights under Section 3.1.2 through Section 3.1.6 with respect to, and only with respect to, the purchase of such Equity Securities specified in the applicable Issuance Notice.

3.1.4 If any of the Entitled Holders fails to exercise its preemptive rights (if any) under Section 3.1.2 through Section 3.1.6, or elects to exercise such rights with respect to less than such Entitled Holder’s Preemptive Share (the difference between such Entitled Holder’s Preemptive Ratio and the number of Preemptive Shares for which such Entitled Holder exercised its preemptive rights under Section 3.1.2 through Section 3.1.6, the “Excess Shares”)), then the Company (or the applicable Subsidiary) shall offer to sell to the Entitled Holders that have elected to purchase all of their Preemptive Ratio of the Preemptive Shares any Preemptive Shares that have not otherwise been acquired by the Entitled Holders that have elected to purchase all of their Preemptive Ratio of the Preemptive Shares, at the same price and on the same terms as those specified in the Issuance Notice, and such Entitled Holders shall have the right to acquire all or any portion of such Preemptive Shares within two (2) Business Days following the expiration of the period specified in Section 3.1.3 by delivering written notice thereof to the Company.

3.1.5 Subject to compliance with this Article 3, the Company shall have sixty (60) days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Preemptive Shares that the applicable Entitled Holders have elected not to purchase at the same (or higher) price and upon such other terms and conditions that, taken as a whole, are not materially less favorable to the Company than those specified in the Issuance Notice; provided, that, if such issuance is subject to regulatory approval, such 60-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event to later than ninety (90) days after the date of the Issuance Notice. If the Board proposes to issue any Preemptive Shares after such 60-day period (or 90-day period, if applicable) or during such 60-day period (or 90-day period, if applicable) at a lower price or on such other terms that are, taken as a whole, materially less favorable to the Company, it shall again comply with the procedures set forth in under Section 3.1.2 through Section 3.1.6.

3.1.6 The closing of any issuance of Preemptive Shares to the Entitled Holders pursuant to Section 3.1.2 through Section 3.1.6, shall take place at the time and in the manner provided in the Issuance Notice. The Company shall be under no obligation to consummate any proposed issuance of Preemptive Shares, nor shall there be any liability on the part of the Company, or the Board to any Entitled Holder, if the Company has not consummated any proposed issuance of Preemptive Shares pursuant to under Section 3.1.2 through Section 3.1.6 for whatever reason, except for willful misconduct or breach of this Agreement, regardless of whether the Board shall have delivered an Issuance Notice in respect of such proposed issuance.

3.1.7 The preemptive rights under Section 3.1.2 through Section 3.1.6 shall not apply to (i) issuances or sales of Equity Securities to employees, officers, directors, managers or consultants of the Company or any of its Subsidiaries pursuant to employees benefit or similar employee or management equity incentive plans or arrangements of the Company or any Subsidiary thereof (including offer letters, employment agreements and appointment letters), (ii) issuances or sales in, or in connection with, a Public Offering (subject to Section 2.2.2), a merger or reorganization of the Company or any of its Subsidiaries with or into another Person or an acquisition by the Company or any of its Subsidiaries of another Person or substantially all the assets of another Person, in each case, approved in accordance with the terms of this Agreement, to the extent required under Section 2.2, (iii) issuances by the Company or a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (iv) issuances as a dividend or upon any stock split, reclassification, recapitalization, exchange or readjustment of Common Stock, or other similar transaction (in each case, on a pro rata basis), or (v) issuances upon the conversion or exercise of any Common Stock Equivalents of the

Company which Common Stock Equivalents were (A) outstanding on the Effective Date or otherwise issued pursuant to the Plan or (B) issued in compliance with the terms and conditions of this Section 3.1 (such issuances, “Exempt Issuances”).

3.1.8 Any Holder may assign its rights under this Article 3 to any Affiliate of such Holder.

ARTICLE 4

TRANSFERS

Section 4.1 Restrictions on Transfers.

4.1.1 Each Holder shall be permitted to Transfer any shares of Common Stock held by such Holder; provided, that (i) such Transfer must comply with this Article 4 and the other provisions of this Agreement and the Certificate of Incorporation, (ii) such Transfer must comply with the Securities Act and all applicable state securities or “blue sky” laws, and (iii) except for transactions effected on a national securities exchange on which the Common Stock is then listed or traded or otherwise through broker’s transactions (within the meaning of Section 4(a)(4) of the Securities Act) in which a Company Competitor is not known to be the purchaser, such Holder provides written notice to the Company no less than two (2) Business Days prior to any Transfer of its intention to Transfer shares of Common Stock, which notice shall state the name and address of the proposed Transferee, the number of shares Common Stock proposed to be Transferred to the proposed Transferee and the proposed closing date of such Transfer.

4.1.2 Except as specifically contemplated hereby, no Holder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any shares of Common Stock, nor enter into any stockholder agreements or arrangements of any kind with any Person with respect to any shares of Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Holders or holders of shares of Common Stock who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock, nor shall any Holder act, for any reason, as a member of a “group” (as determined under Section 13(d)(3) of the Exchange Act) or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

4.1.3 Notwithstanding anything in this Agreement to the contrary, no Holder shall Transfer any Equity Securities of the Company to a Company Competitor; provided, that (a) no Holder will be deemed a Company Competitor for purposes of this Section 4.1.3 (such that any Holder may Transfer Common Stock to another Holder without regard to this Section 4.1.3) and (b) this Section 4.1.3 shall not restrict or prohibit (i) any Transfer of Common Stock effected on a national securities exchange on which the Common Stock is then listed or traded or otherwise through broker’s transactions (within the meaning of Section 4(a)(4) of the Securities Act) in which a Company Competitor is not known by the Transferring Holder to be the purchaser or (ii) any Transfer approved by a majority of the Board members other than the Board Designees designated by the Transferring Holder.

ARTICLE 5

INSPECTION AND INFORMATION RIGHTS

Section 5.1 Periodic Reports.

5.1.1 The Company will furnish to each Holder as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year and a report on such consolidated balance sheets and financial statements by independent certified public accountants of recognized national standing which report shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants was conducted in accordance with generally accepted auditing standards.

5.1.2 The Company will furnish to the Holders as soon as available, and in any event within forty-five (45) days after the end of each of the first three quarterly periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholders’ equity and of cash flows for such quarterly period and of the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case prepared in accordance with GAAP and setting forth comparative consolidated figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

5.1.3 The Company will, no less than once per fiscal quarter, hold a conference call with Holders, for which all Holders will be provided reasonable advance notice in writing, and to which all Holders and their designees will be invited, where the Company will cause to be discussed the financial results of the Company (including any financial statements delivered to applicable Holders pursuant to Section 5.1.1 or Section 5.1.2).

5.1.4 The Company shall make available the information described in Sections 5.1.1 through 5.1.3, together with copies of (x) any press releases and other statements made available generally by the Company to the public concerning material developments in the Company’s and its Subsidiaries’ businesses, and (y) any information provided in writing by the Company to its lenders, including, any default notices, on a password-protected website that is available to Holders and their actual or potential Transferee of all or a portion of the Common Stock owned, held or controlled by such

Holder (other than to Company Competitors). As a condition to gaining access to the information posted on such website, such Persons shall be required to “click through” or take other affirmative action pursuant to which such Persons shall either (i) confirm and ratify that it is a party to, any bound by all of the terms and provisions of, this Agreement, or (ii) acknowledge its confidentiality obligations in respect of such information and agree to bid by the terms of this Agreement related to Confidential Information.

5.1.5 Without limiting the rights of a Holder under the DGCL, the Company, upon reasonable prior notice, will allow each Holder that is not a Company Competitor general access to information relating to all assets, properties and business records of the Company for inspection and copying during normal business hours.

5.1.6 Confidential information regarding the Company provided to any Holder or any representative or designee of a Holder pursuant to this Article 5 shall be held in confidence and not disclosed to any other Person (other than officers, directors, employees, representatives and advisors of Holders to or on behalf of whose request such disclosure is made) or used for any purpose adverse or detrimental to the Company for so long as such information remains confidential (provided that the voting of any Equity Securities of the Company on any matter on the basis of such information shall not be deemed adverse or detrimental to the Company; provided, further, that Holders may share such information with a prospective Transferee of Equity Securities of the Company, subject to such prospective Transferee entering into a customary confidentiality agreement with the prospective Transferor). Each Holder shall be responsible for any breach of this Section 5.1.6 by any of its representatives, designees, officers, directors, employees, representatives, advisors or prospective Transferees.

ARTICLE 6

LISTING

Section 6.1 Listing Request. From and after the six (6) month anniversary of this Agreement (or any time after the Effective Date with the prior written consent of Blue Mountain, Axar and Mudrick), any Holder (a “Requesting Holder”) may exercise its rights under this Section 6.1 by delivering two (2) weeks’ written notice to each other Holder of its intention to request that the Company list the shares of Common Stock on NASDAQ, the NYSE or any other national securities exchange that is acceptable to the Requesting Holder if such listing is then permitted under the rules of such other exchange. Upon the expiry of such two-week notice period, the Requesting Holder may, by written notice to the Company (a “Listing Request”), request that the Company list the shares of Common Stock on NASDAQ, the NYSE or any other national securities exchange that is acceptable to the Requesting Holder if such listing is then permitted under the rules of such other exchange. Upon receipt of a Listing Request, the Company shall use its best efforts to list the shares of Common Stock on NASDAQ, NYSE or such other national securities exchange that is acceptable to the Requesting Holder as soon as possible but in any event within ninety (90) days after the Company’s receipt of such Listing Request.

Section 6.2 Independent Directors. If pursuant to any listing agreement with, or the rules and regulations of, NASDAQ, NYSE or any national securities exchange on which the Company intends to list the shares of Common Stock following a Listing Request, the Company is required to have a minimum number of Independent Directors serving on the Board and, at such time, the number of directors on the Board who constitute Independent Directors is less than such minimum number (the amount of such difference, the “Board Deficit”), the Board shall, in accordance with the terms of this Agreement, the Certificate of Incorporation and the Bylaws, increase the number of directors on the Board by the Board Deficit. The newly created directorships resulting from such increase in the authorized number of directors shall be filled by a majority of the Board members then serving on the Board in accordance with the Bylaws and the Certificate of Incorporation or, if such vacancies are not filled by a majority of the Board members then serving on the Board in accordance with the Bylaws and the Certificate of Incorporation as of the time required for such listing, by designation by the Holder Designees designated by the Requesting Holder then serving on the Board.

ARTICLE 7

TERMINATION

Section 7.1 Termination of Agreement. This Agreement shall terminate (i) automatically upon the consummation of a Qualified Public Offering, (ii) automatically upon the consummation of one or more Public Offerings (A) that results in shares of Common Stock being (or immediately following which the shares of Common Stock are) listed on a national securities exchange or quoted on NASDAQ, and (B) with respect to which the gross proceeds to the Company or other holders of Common Stock selling shares of Common Stock in such Public Offering(s) (before deducting expenses and underwriters discounts and commissions) are equal to or greater than $50 million or (iii) upon the written consent of each of Blue Mountain, Axar and Mudrick, and (iv) without limiting the foregoing, shall terminate with respect to the provisions of Article 5 (except for Section 5.1.6) upon the Company becoming obligated to file reports pursuant to Sections 13 or 15(d) of the Exchange Act on account of any class or series of Equity Securities of the Company; provided, that Article 1, this Article 7 and Article 8 shall survive any termination of this Agreement; provided, further, that in the event that this Agreement is terminated, Section 5.1.6 shall also survive any termination of this Agreement in accordance with its terms and shall be automatically extended until such date that is two (2) years following the date of termination of this Agreement and Article 9 shall survive any termination of this Agreement as to each Holder for so long as such Holder (giving effect to Section 8.9(a)) holds more than 5% of the Common Stock.

Section 7.2 Termination as to a Party. Any Holder who (giving effect to Section 8.9(a)) ceases to beneficially own (as determined under Rule 13d-3 of the Exchange Act) more than 5% of the outstanding Common Stock shall cease to be a Holder and shall have no further rights or (other than under Section 5.1.6 or Article 9) obligations under this Agreement immediately upon ceasing to beneficially own more than 5% of the outstanding Common Stock without any further action; provided that if a Holder ceases to beneficially own more than 5% of the outstanding Common Stock as a result of dilution from the issuance by the Company of additional shares of Common Stock then such Holder shall continue to be a Holder for purposes of, and retain its rights and obligations as a Holder under, this Agreement until such time thereafter as such Holder disposes of any Common Stock and immediately following such disposition no longer beneficially owns more than 5% of the outstanding Common Stock.

Section 7.3 Effect of Termination. Neither the termination of this Agreement nor a Holder ceasing to be a Holder under Section 7.2 shall relieve any Holder of the Company from any violation of this Agreement by such person prior to such termination of this Agreement or such Holder ceasing to be a Holder under Section 7.2.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, electronic mail or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

SEVENTY SEVEN ENERGY INC. et al.

777 NW 63rd Street

Oklahoma City, OK 73116

Attention: David Treadwell, Esq.

Telephone: (405) 608-7704

Email: dtreadwell@77nrg.com

With a copy to:

Baker Botts L.L.P.

910 Louisiana Street

Attention: Jason Rocha

Facsimile No.: (713) 229-2858

Email: jason.rocha@bakerbotts.com

If to any Holder, at its address and the address of its representative, if any, listed on the signature pages hereof.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied or sent by electronic mail; and on receipt if sent by registered or certified mail.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Section 8.2 Governing Law; Arbitration. THIS AGREEMENT and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this

Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Any controversy, dispute or claim between the parties hereto, including any claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, shall be resolved exclusively and finally by confidential binding arbitration in accordance with the following procedures:

8.2.1 The arbitration shall be conducted in New York, New York, or such other location as the parties mutually agree. The arbitration proceedings will be conducted in accordance with, and pursuant to, the then most applicable rules (the “Arbitration Rules”) of the American Arbitration Association. In the event of any conflict between the Arbitration Rules and the provisions of this Section 8.2, the provisions of this Section 8.2 shall control.

8.2.2 There will be a single neutral arbitrator (“Arbitrator”) who will be selected pursuant to the Arbitration Rules; provided, however, that, such Arbitrator shall be a licensed attorney with at least fifteen (15) years’ of experience in Delaware corporate law matters who has not represented the Company or any Holder in any matter for at least five (5) years prior to such arbitration, provided, further, that, notwithstanding the Arbitration Rules, each party shall have the right to preemptively challenge any Arbitrator that has previously arbitrated any matter for any of the other parties. The Arbitrator will have the same power (but no greater power) to grant all appropriate legal and equitable relief, both by way of interim relief and as a part of the final award, as may be granted by any court of competent jurisdiction, in order to carry out the terms of this Agreement (including declaratory and injunctive relief and damages). All awards and orders of the Arbitrator, including interim relief, may be enforced by any court of competent jurisdiction in the State of Delaware or the State of New York.

8.2.3 The parties hereto intend that appropriate rights of discovery (including the right to depose witnesses, submit interrogatories and request documents) be granted to each party. In that regard, the parties hereto agree to work together in good faith and with the Arbitrator to arrive upon mutually acceptable procedures regarding the time limits for, and type, amount, scope and degree of, such rights of discovery and the periods of time within which the matters submitted to arbitration must be heard and determined by the Arbitrator. If the parties are unable to so agree within ten (10) days after written notice by the Company or any Holder of its desire to submit such matter to arbitration, such issues will be submitted to the Arbitrator for his or her determination. If proper notice of any hearing has been given, the Arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. At the request of any party, the Arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters or other persons present at the arbitration shall agree in writing to maintain strict confidentiality regarding the arbitration proceedings. Following such request, in rendering an award, the Arbitrator shall endeavor not to include confidential information in his or her written opinion explaining the award or shall redact such opinion to the standards required by the parties.

8.2.4 Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction in the State of Delaware for provisional relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending appointment of an Arbitrator or pending final determination of a claim through arbitration in accordance with this Section 8.2. In the event a dispute is submitted to arbitration hereunder during the term of this Agreement, the parties shall continue to perform their respective obligations hereunder, subject to any interim relief that may be ordered by the Arbitrator or by a court of competent jurisdiction pursuant to the previous sentence.

8.2.5 To the extent permitted by applicable Law, the prevailing party (if a prevailing party is determined to exist by the Arbitrator) in any proceeding or action under this Section 8.2 shall be entitled, in addition to any other damages or relief awarded, to an award of reasonable attorneys’ and accounting fees, expenses and other out-of-pocket costs incurred by such party (including any costs and fees incurred by and payable to the Arbitrator and any costs incurred in enforcing any such award), not to exceed such fees incurred by the non-prevailing party. The parties to the Arbitration shall share equally all fees and expenses of the Arbitrator to the extent permitted by applicable Law. Each party to the Arbitration shall personally bear all other costs and fees, including attorney’s fees, incurred by that party in the course of the arbitration.

8.2.6 The Arbitrator shall render an award and written opinion explaining the award, and the decisions and award of the Arbitrator shall be final and binding upon the parties. The parties hereby waive to the fullest extent permitted by applicable Law any rights to appeal or to review of such award by any court or tribunal. The parties agree that the award of the Arbitrator may be enforced against the parties to the proceeding or their assets wherever they may be found and that a judgment upon the award may be entered in any court having jurisdiction thereof.

Section 8.3 Successors and Assigns. This Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns; provided, that (i) neither the Company nor any Holder may assign any of its rights or obligations under this Agreement without the prior written consent of all Holders (for clarity, excluding Persons who have ceased to be a Holder as provided in Section 7.2), and (ii) no Person, other than a Holder who has not at the time of such acquisition ceased to be a Holder as provided in Section 7.2, who acquires any Common Stock from any Holder shall be entitled to any rights or subject to any restrictions or obligations under this Agreement except as expressly set forth in an amendment to this Agreement.

Section 8.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 8.5 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 8.7 No Waivers: Amendments.

8.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

8.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver makes specific reference to this Agreement, and, (i) in the case of an amendment, such amendment is with the written consent of the Company and each of Blue Mountain (if any Holder comprising a member thereof is then still a Holder for purposes of this Agreement), Mudrick (if any Holder comprising a member thereof is then still a Holder for purposes of this Agreement), and Axar (if any Holder comprising a member thereof is then still a Holder for purposes of this Agreement), and (ii), in the case of a waiver, such waived is signed by the Person against whom it is to be enforced. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, regardless of whether such party has signed such amendment or waiver, and each then current and future holder of all such shares of Common Stock, and the Company.

Section 8.8 Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-party Affiliates.

Section 8.9 Aggregation of Equity Securities; Action by Holders.

(a) All Equity Securities of the Company held by a Holder and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(b) Any action to be taken or consent or approval to be given by Blue Mountain, Mudrick or Axar pursuant to this Agreement shall be deemed taken, consented to or approved upon the affirmative consent or approval by Holders holding a majority of the Common Stock held by Blue Mountain, Mudrick or Axar, respectively.

(c) Any Holder comprising Blue Mountain, Mudrick or Axar may exercise the rights, and grant any approval or consent, under the Agreement of the other Holders comprising Blue Mountain, Mudrick or Axar, respectively.

Section 8.10 Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 8.11 Entire Agreement. This Agreement (including all schedules and exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

ARTICLE 9

CORPORATE OPPORTUNITIES

Section 9.1 Corporate Opportunities.

9.1.1 Each Holder, each Board Designee designated by the Holders pursuant to Section 2.1, each member of any board of directors, board of managers or similar governing body of any Subsidiary of the Company, and any one or more of the respective Affiliates, managers, directors, principals, officers, employees and other representatives of each such Holder, Board Designee or member of any board of directors, board of managers or similar governing body of any subsidiary of the Company, in each case who is not also an employee of the Company or any of its Subsidiaries (the foregoing Persons being referred to, collectively, as “Identified Persons” and, each individually, as an “Identified Person”) may now engage, may continue to engage, or may, in the future, engage in the same or similar activities or lines of business as those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall, as a result of its capacity as such, have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Company or any of its Affiliates. No Identified Person shall, as a result of its capacity as such, have any duty or obligation to refer or offer to the Company or any of its Affiliates any Opportunity, and the Company hereby renounces any interest or expectancy of the Company in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Company or any of its Affiliates.

9.1.2 In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Company or any of its Affiliates and shall not be liable to the Company or the stockholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another Person (including any Affiliate of such Identified Person). Notwithstanding Section 9.1.1 and this Section 9.1.2, the Company does not renounce any intent or expectancy it may have in any Opportunity that is offered to an officer of the Company or any of its Subsidiaries or a Board Designee (whether or not such individual is also an officer or director of a Holder) if such Opportunity is expressly first offered to such Person in his or her capacity as an officer of the Company or any of its Subsidiaries or a Board Designee or knowledge of such Opportunity is first acquired by such Person solely as a result of such Person’s position as an officer of the Company or any of its Subsidiaries or a Board Designee.

9.1.3 The Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any stockholders of the Company or any of their respective Affiliates, and (a) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (i) the ownership by an Identified Person of any interest in any Related Company, (ii) the affiliation of any Related Company with an Identified Person or (iii) any action taken or omitted by an Identified Person in respect of any Related Company, (b) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Company, any of the stockholders or any of their respective Affiliates, (c) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of its stockholders or any of their respective Affiliates and (d) the Identified Persons are not and shall not be obligated to disclose to the Company, any of the stockholders of the Company or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Company, any of the stockholders of the Company or any of their respective Affiliates in any such business or as to any such opportunities.

[Remainder of Page Intentionally Left Blank]

SIGNATURES TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

SEVENTY SEVEN ENERGY INC.

By:	/s/ Cary Baetz
Name:	Cary Baetz
Title:	Chief Financial Officer and Treasurer

[Signature Page to Stockholders Agreement]

STOCKHOLDERS:

Axar Group:

AXAR MASTER FUND LTD

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Authorized Signatory

ADDRESS:

c/o Axar Capital Management LP
1330 Avenue of the Americas, 6th Floor
New York, NY 10019
Attention: Andrew Axelrod
Facsimile No.: (212) 956-3127
Email: aaxelrod@axarcapital.com
rmosquera@axarcapital.com

STAR V PARTNERS LLC

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Authorized Signatory

ADDRESS:

c/o Axar Capital Management LP
1330 Avenue of the Americas, 6th Floor
New York, NY 10019
Attention: Andrew Axelrod
Facsimile No.: (212) 956-3127
Email: aaxelrod@axarcapital.com
rmosquera@axarcapital.com

[Signature Page to Stockholders Agreement]

Mudrick Group:

MUDRICK DISTRESSED OPPORTUNITY FUND GLOBAL, LP

By: Mudrick Capital Management, L.P.,
its Investment Manager

By:	/s/ Trevor Wiessmann
Name:	Trevor Wiessmann, Esq.
Title:	Corporate Secretary

ADDRESS:

527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: Operations Department
Facsimile No.: (646) 747-9540
Email: operations@mudrickcapital.com

BLACKWELL PARTNERS LLC – SERIES A

By: Mudrick Capital Management, L.P.,
its Investment Manager

By:	/s/ Trevor Wiessmann
Name:	Trevor Wiessmann, Esq.
Title:	Corporate Secretary

ADDRESS:

527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: Operations Department
Facsimile No.: (646) 747-9540
Email: operations@mudrickcapital.com

[Signature Page to Stockholders Agreement]

BOSTON PATRIOT BATTERYMARCH ST LLC

By: Mudrick Capital Management, L.P.,
its Investment Manager

By:	/s/ Trevor Wiessmann
Name:	Trevor Wiessmann, Esq.
Title:	Corporate Secretary

ADDRESS:

527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: Operations Department
Facsimile No.: (646) 747-9540
Email: operations@mudrickcapital.com

MUDRICK DISTRESSED OPPORTUNITY SPECIALTY FUND, LP

By: Mudrick Capital Management, L.P.,
its Investment Manager

By:	/s/ Trevor Wiessmann
Name:	Trevor Wiessmann, Esq.
Title:	Corporate Secretary

ADDRESS:

527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: Operations Department
Facsimile No.: (646) 747-9540
Email: operations@mudrickcapital.com

[Signature Page to Stockholders Agreement]

MUDRICK DISTRESSED ENERGY CO-INVESTMENT FUND, LP

By: Mudrick Capital Management, L.P.,
its Investment Manager

By:	/s/ Trevor Wiessmann
Name:	Trevor Wiessmann, Esq.
Title:	Corporate Secretary

ADDRESS:

527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: Operations Department
Facsimile No.: (646) 747-9540
Email: operations@mudrickcapital.com

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND, LP

By: Mudrick Capital Management, L.P.,
its Investment Manager

By:	/s/ Trevor Wiessmann
Name:	Trevor Wiessmann, Esq.
Title:	Corporate Secretary

ADDRESS:

527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: Operations Department
Facsimile No.: (646) 747-9540
Email: operations@mudrickcapital.com

[Signature Page to Stockholders Agreement]

Blue Mountain Group:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

BLUEMOUNTAIN TIMBERLINE LTD.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

[Signature Page to Stockholders Agreement]

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

[Signature Page to Stockholders Agreement]

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

[Signature Page to Stockholders Agreement]

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

BLUEMOUNTAIN SUMMIT TRADING L.P.

By: BlueMountain Capital Management, LLC, its investment advisor

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS:

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: LegalNotices@bmcm.com

[Signature Page to Stockholders Agreement]

Schedule I

Company Competitors

1.	Helmerich & Payne (H&P)

2.	Patterson

3.	Nabors

4.	Unit

5.	Precision

6.	Halliburton

7.	Schlumberger

8.	Baker Hughes

9.	RPC (Cudd)

10.	C&J Energy Services

11.	Keane

12.	Liberty

13.	Superior Energy Services

14.	Basic Energy

15.	Pro Petro

16.	US Well Services

Schedule I

Exhibit A

Form of Confidentiality Agreement

            , 20

Attn:

Dear Ladies and Gentlemen:

Pursuant to Section 2.1.8(b) of that certain Stockholders Agreement (the “Stockholders Agreement”), dated as of [●], 2016, by and among                     , a                     , the “Company”),                     , a                      (“X”),                     , a                      (“Y”) and                     , a                      (“Z” and, together with [X] and [Y], the “Holders”), the Holders have exercised their right to appoint the undersigned as an observer (the “Board Observer”) to the board of directors of the Company (the “Board”), although the individual serving as the Board Observer may be changed from time to pursuant to the terms of the Stockholders Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to non-public information concerning the Company and its Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Stockholders Agreement. In consideration for and as a condition to the Company furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1. As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Company and its Affiliates that may hereafter be disclosed at or in connection with a meeting of the Board to the Board Observer by the Company, its Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Company, including, without limitation, all notices, minutes, consents, or other information, materials, and ideas provided to the Board Observer, to the extent constituting non-public financial or other non-public information concerning the Company and its Affiliates.

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may, upon request from a Holder or such Holder’s Affiliates, share Confidential Information with such Holder or such Holder’s Affiliates so long as such individuals or entities agree to comply with, and be bound by, in all respects, the terms of this Agreement. For the

Exhibit A – Page 1

avoidance of doubt, the recipient of such Confidential Information from the Board Observer may further provide such Confidential Information to (i) any other Holder or Holder Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (i) above agrees and acknowledges in writing to be bound by the terms of this Agreement. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3. The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Company known to the Board Observer, (ii) is or becomes available to the Board Observer on a non-confidential basis from a source not known to have an obligation of confidentiality to the Company, (iii) was already known to the Board Observer at the time of disclosure, or (iv) is independently developed by the Board Observer without reference to any Confidential Information disclosed to the Board Observer.

4. In the event that the Board Observer is legally required or compelled to disclose the Confidential Information, the Board Observer shall use reasonable efforts, to the extent permitted and practicable, to provide the Company with prompt prior written notice of such requirement so that the Company may seek, at its sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5. All Confidential Information disclosed by the Company or its Representatives to the Board Observer is and will remain the property of the Company, so long as such information remains Confidential Information.

6. It is understood and acknowledged that neither the Company nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Company shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Company at law.

8. This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Exhibit A – Page 2

10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

11. This Agreement and all obligations herein will automatically expire one (1) year from the date the Board Observer ceases to act as Board Observer.

12. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[SIGNATURE PAGE FOLLOWS]

Exhibit A – Page 3

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the

     day of             , 20    :

[NAME OF OBSERVER]

Exhibit A – Page 4